- --------------------------------------------------------------------------------
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to SECTION240.14a-11(c) or SECTION240.14a-12



                          COMMUNITY PSYCHIATRIC CENTERS
                (Name of Registrant as Specified in Its Charter)


                          COMMUNITY PSYCHIATRIC CENTERS
                   (Name of Person(s) Filing Proxy Statement)
                                    --------


Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:  N/A
     2)   Aggregate number of securities to which transaction applies:  N/A
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1) N/A
     4)   Proposed maximum aggregate value of transaction:  N/A
- -----------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:  N/A
     2)   Form, Schedule or Registration Statement No.:  N/A
     3)   Filing Party:  N/A
     4)   Date Filed:  N/A

                                     [LOGO]





                          COMMUNITY PSYCHIATRIC CENTERS

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                                                  April 11, 1995

TO THE STOCKHOLDERS:

     The annual meeting of the stockholders of COMMUNITY PSYCHIATRIC CENTERS, a Nevada corporation, will be held on Thursday, May 18, 1995, at 11:00 A.M. Pacific Daylight Time, at THC--Las Vegas Hospital, 5100 West Sahara, Las Vegas, Nevada 89102, for the following purposes:

     1.   To elect two directors for three-year terms; and

     2. To transact such other business as may properly come before the meeting or any adjournment of it.

     Only stockholders of record at the close of business on March 31, 1995, will be entitled to notice of and to vote at the meeting.

     If you do not expect to attend the meeting in person, please date and sign the enclosed proxy and return it promptly by mail in the envelope provided.

                         By Order of the Board of Directors


                                   RONALD L. OOLEY
                                       SECRETARY

                          COMMUNITY PSYCHIATRIC CENTERS

                                MAILING ADDRESS:
                    6600 WEST CHARLESTON BOULEVARD, SUITE 118
                            LAS VEGAS, NEVADA  89102
                                  -------------


                                 PROXY STATEMENT


TO THE STOCKHOLDERS:

     The proxy accompanying this statement is solicited on behalf of the Board of Directors of Community Psychiatric Centers (the "Company") for use at the annual meeting of stockholders to be held on May 18, 1995, and at any adjournment of it; it will be used for the purposes described in the foregoing notice of meeting. This Proxy Statement and the accompanying proxy will be first mailed to stockholders on or about April 11, 1995.

     The proxy may be revoked at any time by delivery to the Company at the above address of written notice of revocation, or if the stockholder is present at the annual meeting and elects to vote in person. If not so revoked, the proxy, when executed and returned to the Company, will be voted in accordance with the instructions thereon specified by the stockholder and, if no specification is made, will be voted for the election of the nominees for the Board of Directors listed below, as described in this Proxy Statement.

     Stockholders of record at the close of business on March 31, 1995 will be entitled to vote at the meeting. The Company has outstanding only its $1.00 par value Common Stock of which there were 43,626,156 outstanding shares entitled to vote at the close of business on March 31, 1995. Each stockholder is entitled to one vote for each share held and there is no right to cumulate votes.

     Election of directors requires the affirmative vote of the holders of at least a majority of the voting power of the Common Stock present in person or represented by proxy at the meeting, provided a quorum is present. Abstentions and withheld votes are counted in determining the presence or absence of a quorum for the meeting and have the effect of a negative vote. Broker nonvotes are counted in determining quorum but are not part of the voting power and are not considered in determining the necessary majority. Broker nonvotes are not anticipated.


                            MATTERS TO BE ACTED UPON

     The following matter will be presented, considered and acted upon at the meeting:

                            1.  ELECTION OF DIRECTORS

     Hartly Fleischmann and Jack H. Lindheimer, M.D., presently members of the Board of Directors whose terms expire in 1995, will be nominees for re-election to hold office until the annual meeting in 1998 and until their successors are elected.

     If the enclosed proxy is duly executed and received in time for the meeting and if no direction to withhold the vote is made, shares represented by it will be voted for Mr. Fleischmann and Dr. Lindheimer. If either nominee should refuse or be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors to replace him, but management has no knowledge that either nominee will refuse or be unable to serve.

INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS

     The Board of Directors held four meetings during fiscal 1994, all of which were attended by all directors except that Mr. Dennis did not attend one meeting. The Company has standing audit, compensation, finance, nominating and quality of care committees.

     The Audit Committee met three times during the fiscal year. Its members were Messrs. Dennis, Powers, Fleischmann and Thomas and Dr. Shires, all of whom attended the meeting. The Audit Committee reviewed with the auditors the results of the 1993 audit, evaluated the adequacy of the internal accounting controls of the Company and its wholly owned subsidiary, Transitional Hospitals Corporation, the internal audit function and the procedures for recording, evaluating and collecting accounts receivable, and it also reviewed the scope and cost of the audit for fiscal 1994.

     Messrs. Powers, Dennis and Thomas and Dr. Shires were members of the Compensation Committee and the Nominating Committee and attended all meetings of both committees. The Compensation Committee held four meetings during the fiscal year. It set executive compensation for 1994. See "Compensation of Executive Officers--Compensation Committee Report on Executive Compensation."

     The Nominating Committee met twice during the fiscal year. It will consider nominees recommended by stockholders; provided that notice of any shareholder recommendation must be written and must include (i) the name, address and number of shares of the Company's Common Stock beneficially owned by the stockholder and the nominee, (ii) all biographical information relating to the nominee, required by law to be disclosed in solicitations of proxies for election of directors and (iii) the nominee's written consent to submission of his or her name to the Nominating Committee for consideration. Such notices may be submitted at any time, but a recommendation of a nominee for the election of directors at an annual meeting of stockholders must be received by the Company no later than the date stockholder proposals for such meeting must be submitted. See "Time for Submission of Shareholder Proposals." The Nominating Committee and the Board have and reserve the right to make all final decisions, in their sole discretion, with respect to nominees for director.

     Messrs. Dennis, Powers, Thomas and Fleischmann and Dr. Shires were members of the Finance Committee. The Finance Committee considers and evaluates the Company's need for and the availability and terms of additional financing.

     Messrs. Thomas and Fleischmann and Dr. Lindheimer were members of the Quality of Care Committee. This Committee evaluates the quality and outcomes of care provided at the Company's facilities.

INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

     The following information is furnished with respect to each nominee and the continuing Directors.

                                                                                                          DIRECTOR
                                                        OCCUPATION AND                                  CONTINUOUSLY     TERM
   NAME*                      AGE                     BUSINESS EXPERIENCE                                   SINCE       EXPIRES
   -----                      ---                     -------------------                               ------------    -------
NOMINEES:

Hartly Fleischmann . . . . .   67  Attorney since 1952, member of Fleischmann & Fleischmann, San               1972      1995
                                   Francisco, California, engaged in the general practice of law;
                                   counsel to the Company since 1971.

Jack H. Lindheimer, M.D. . .   63  Corporate Medical Director, U.S. Psychiatric Services since 1991;           1983      1995
                                   Medical Director, CPC Alhambra Hospital 1970-1992; physician in private practice since 1960, specializing in psychiatry.


CONTINUING DIRECTORS:

Richard L. Conte . . . . . .   41  Chairman of the Board of Directors since May 21, 1992, Chief Executive      1991      1997
                                   Officer since April 13, 1992 and President since October 7, 1993;
                                   President 1991-1992; Chief Financial Officer 1989-1991; Executive
                                   Vice President---Dialysis, European and Home Health Division
                                   1985-1989; General Counsel 1980-1990.

Dana L. Shires, M.D. . . . .   62  Physician in private practice since 1961 specializing in nephrology;        1989      1997
                                   Chairman, Chief Executive Officer and President of LifeLink Foundation,
                                   a not-for-profit corporation.

David L. Dennis. . . . . . .   46  Managing Director, Investment Banking, Donaldson, Lufkin & Jenrette         1991      1996
                                   Securities Corporation, responsible for that corporation's health care and media industry financing on the West Coast since 1989.

David A. Wakefield . . . . .   48  Chairman, Priory Hospitals Group since 1993; Executive Vice President       1992      1996
                                   since 1992, responsible for hospital operations and development in the United Kingdom and Europe; Senior Vice President--- United Kingdom
                                   and European Division 1988-1992.

Robert L. Thomas . . . . . .   70  Retired since 1993; Consultant, 1992-1993 and Executive Director, 1977-     1993      1997
                                   1992, National Association of Private Psychiatric Hospitals, a nonprofit entity.


- ----------
*    Stephen J. Powers resigned as a director effective February 8, 1995.

INFORMATION CONCERNING EXECUTIVE OFFICERS

     The following table lists and provides biographical data about the executive officers of the Company.


                                                                                         PERIOD OF SERVICE AND
      NAME*               AGE              TITLE                                          BUSINESS EXPERIENCE
      -----               ---              -----                                         ---------------------
Richard L. Conte . . . .   41   Chairman of the Board, Chief          Appointed Chairman of the Board May 21, 1992, Chief Executive
                                Executive Officer and President       Officer April 13, 1992 and President October 7, 1993;
                                                                      President 1991-1992; Chief Financial Officer 1989-1991;
                                                                      Executive Vice President--Dialysis, European and Home Health
                                                                      Division 1985-1989; General Counsel 1980-1990.

James R. Laughlin. . . .   48   Executive Vice President of the       Appointed Executive Vice President 1993 and President--
                                Company and President--Transitional   Transitional Hospitals Corporation 1992; President, The
                                Hospitals Corporation                 Phoenix Group, health care consultants 1991-1992; Executive
                                                                      Vice President, Development and Administrative Services,
                                                                      Charter Medical Corporation 1987-1990.

Kay E. Seim. . . . . . .   48   Executive Vice President of the       Appointed March 1994; Executive Vice President--U.S.
                                Company and President--U.S.           Psychiatric Operations 1993; Executive Vice President--West
                                Psychiatric Services                  Coast Hospitals 1992; Senior Vice President and Chief
                                                                      Operating Officer, Ramsay Health Care, Inc. 1991-1992; Vice
                                                                      President--Northwest Region of the Company 1986-1991.

David A. Wakefield . . .   48   Executive Vice President of the       Appointed Chairman--Priory Hospitals Group 1993 and Executive
                                Company and Chairman--Priory          Vice President 1992; Senior Vice President--United Kingdom
                                Hospitals Group                       and European Division 1988-1992.

Wendy L. Simpson . . . .   45   Executive Vice President, Chief       Appointed December 1994; Senior Vice President--Transitional
                                Financial Officer and Treasurer       Hospitals Corporation 1994; Senior Vice President and Chief
                                                                      Financial Officer, Weisman Taylor Simpson & Sabatino 1992-
                                                                      1994; Senior Vice President and Chief Financial Officer,
                                                                      American Medical International 1990-1991; Vice President and
                                                                      Controller, American Medical International 1988-1990.

Ronald L. Ooley. . . . .   49   Executive Vice President--Adminis-    Appointed Corporate Secretary 1994 and Executive Vice
                                tration and Corporate Secretary       President 1993; Senior Vice President--Human Resources 1992;
                                                                      Vice President--Human Resources, The Phoenix Group 1991-1992;
                                                                      consultant, Core Management Resources, a benefits consulting company, 1990-1991; Senior Vice President--Human Resources,
                                                                      Charter Medical Corporation, 1988-1990.

Jack H. Lindheimer,M.D..   63   Corporate Medical Director, U.S.      Appointed 1991; Medical Director, CPC Alhambra Hospital 1970-
                                Psychiatric Services                  1992; physician in private practice since 1960, specializing in psychiatry.

Julia L. Kopta . . . . .   45   General Counsel and Executive Vice    Appointed General Counsel January 27, 1995 and Executive
                                President--Corporate Planning and     Vice President--Corporate Planning and Development 1993;
                                Development                           Chairperson, Care Visions Corporation 1987-1993.

- --------------------
* Steven S. Weis resigned as Executive Vice President and Chief Financial Officer effective December 31, 1994. See "Settlement with Steven S. Weis."

REMUNERATION OF DIRECTORS

     During fiscal 1994 those directors who were not employed by the Company received a fee of $3,000 for each Board meeting and $1,000 for each Committee meeting attended, plus travel expenses, if any, and they will receive the same compensation for 1995. Officers of the Company who serve as directors receive only reimbursement of expenses, if any, incurred in attending meetings. Pursuant to the Company's 1989 Stock Incentive Plan, annual automatic grants of options on 5,000 shares have been and will be made to each nonemployee director on January 26 of each year, the first of such grants having been made on January 26, 1989.

CERTAIN BUSINESS RELATIONSHIPS

     Fleischmann & Fleischmann, of which Mr. Fleischmann is a general partner, was paid $237,713 for legal services rendered to the Company and its subsidiary, Transitional Hospitals Corporation, during fiscal 1994. The Company highly values Mr. Fleischmann's long service and expertise at rates more favorable than those charged or offered by any other law firm, and it plans to retain Fleischmann & Fleischmann to provide legal services in fiscal 1995.

CERTAIN RELATED TRANSACTIONS

     The Company is a party to a joint venture with Continuum Healthcare, Inc. ("Continuum"), a corporation operated by Richard A. Seim, Ms. Seim's husband. Mr. and Ms. Seim are the only shareholders of Continuum. The joint venture operates an adolescent psychiatric residential treatment center. The Company and Continuum share equally the profits and losses of the joint venture after each party is fully reimbursed for its direct expenses allocable to the program. During fiscal 1994, the joint venture had net operating revenues of $623,438, and the Company and Continuum had direct expenses of $228,265 and $421,661, respectively.

INDEBTEDNESS OF MANAGEMENT

     OPTION LOANS. The Company's 1989 Stock Incentive Plan authorizes the Board of Directors to extend credit to enable optionees to exercise their options.
The Board has discretion from time to time to change the terms of such credit. The past policy and practice of the Board has been to require payment of one-third of the option price in cash with the balance payable within the earlier of ten years of the date of exercise or twelve years of the date of grant. The resulting obligations are evidenced by full recourse promissory notes with interest at a rate established by the Board, payable annually, and are secured by a pledge of the stock so purchased. The Company also makes unsecured loans on the same terms to optionees to enable them to pay income taxes due on exercise of options granted thereunder which do not qualify as incentive stock options.

     RESIDENCE LOANS. The Company has loaned $296,000 to Mr. Ooley and $299,646 to Ms. Seim, in each case at 5% interest per year, to enable these executive officers to acquire residences in close proximity to their principal business offices. The loans, which are secured by the residences, originally mature in three years and provide for consecutive three-year extensions while employment continues. The loans are paid in monthly installments of principal and interest based on a 30-year amortization and are accelerated and become immediately due and payable ninety days after termination of employment.

     RELOCATION LOANS AND PURCHASE OF EQUITY. The Company had loaned $300,000 to Mr. Conte and Mr. Weis on the same terms outlined above, and had advanced $150,000 to Mr. Weis under the relocation program described below. These amounts have been deemed paid in full pursuant to the Company's home purchase program. Under that program, in connection with the relocation of the Company's corporate headquarters to Las Vegas, Nevada, the Company has purchased Messrs. Conte and Weis' equity interest in their former homes and has assumed all burdens of ownership, including payment of all expenses and debts associated therewith. The Company assumes the risk of loss in connection with the sale of such properties, but also is entitled to any profit realized thereon.

     Also in connection with the Company's relocation of its corporate headquarters, the Company has loaned $15,300 to Ms. Kopta and an additional $49,000 to Mr. Ooley to assist them to acquire residences in close proximity to the new corporate headquarters. In each case, interest is at the annual rate of 5% and are secured by the officers' new or former residences and other security. The loans mature in fifteen months and are paid in monthly installments of interest only, beginning in the fourth such month. The Company has loaned an additional $85,600 to Ms. Kopta, also at 5% annual interest and secured by the property she acquired in Nevada, which loan matures in twelve months and is paid in monthly installments of principal and interest based on a 30-year amortization. All of these loans are accelerated and become immediately due and payable thirty days after termination of employment.

     SCHEDULE OF INDEBTEDNESS. The following table shows, as to each director or executive officer whose indebtedness exceeded $60,000, the largest aggregate amount of such indebtedness during fiscal year 1994 and the balance due the Company as of February 10, 1995.


                                      Largest            Balance
                                      Aggregate          Due as of
                                      Indebtedness       February 10, 1995
                                      ------------       -----------------
     Richard L. Conte                 $295,000           $   -0-
     Kay E. Seim                       299,000            294,000
     Ronald L. Ooley                   345,000            344,000
     Julia Kopta                       100,900            100,000
     Steven S. Weis                    441,000               -0-

LEGAL PROCEEDINGS INVOLVING THE COMPANY AND ITS DIRECTORS AND OFFICERS

     Immediately following the Company's public announcement of an increased charge for uncollectible accounts on September 27, 1991, eleven securities class action lawsuits were filed against the Company and several of its officers and directors in the United States District Court for the Central District of California. These suits allege generally that the Company has in the past made materially false and misleading public statements or failed to disclose material adverse information regarding its earnings, financial condition and business prospects. A shareholders' derivative action was filed at about the same time in the Superior Court for Orange County, California, against the Company and all of its directors alleging breach of fiduciary duty, waste of corporate assets and gross mismanagement based largely on the same operative facts. The Directors and officers who are parties to the shareholders' derivative action may be viewed as having material interests adverse to the Company's in those lawsuits.

     The Company maintains that the public statements and reports in question were complete and correct and that its policy is and always has been to disclose material adverse information publicly and on a timely basis. It has not been possible to assess the likely outcome of these actions, but the Company intends to defend them vigorously. Each of its officers and directors has broad indemnification contracts with the Company and each is also entitled to indemnity under circumstances prescribed by applicable law. In addition, the Company's Articles of Incorporation and applicable law restrict the liability of its officers and directors for damages for breach of their fiduciary duties.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the outstanding shares of the Company's common stock, to file with the Securities and Exchange Commission and the New York and Pacific Stock Exchanges initial reports of ownership and reports of changes in ownership of such stock. SEC regulations establish specific due dates for these reports. The Company is required to disclose in this proxy statement any failure to file a report for the 1994 fiscal year on a timely basis.

     To the Company's knowledge, based solely upon review of the copies of such reports furnished to it, during the fiscal year ended November 30, 1994 all
Section 16(a) filing requirements applicable to its officers and directors were complied with, except that (i) Dr. Shires filed a late report on Form 4 relating to one transaction; and (ii) Messrs. Wakefield and Weis filed their year-end reports on Form 5 late.

                              BENEFICIAL OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables show the beneficial ownership of the Company's common stock, $1.00 par value, by all directors, executive officers and others.

BENEFICIAL OWNERSHIP OF MANAGEMENT

                                AMOUNT AND NATURE OF
                                BENEFICIAL OWNERSHIP     PERCENT OF
     NAME(1)                      AS OF 2/10/95(2)        CLASS(3)
     -------                    --------------------     ----------
     Richard L. Conte                  312,533
     David L. Dennis                    20,000
     Hartly Fleischmann                 41,665
     James R. Laughlin                 152,000
     Jack H. Lindheimer                 51,000
     Stephen J. Powers                  20,000
     Kay E. Seim                        76,544
     Dana L. Shires                     68,299
     Robert L. Thomas                   15,000
     David A. Wakefield                121,007

     All directors and executive       955,048              2.0%
     officers as a group (13 persons)

- ------------------
(1) Steven S. Weis resigned as Executive Vice President and Chief Financial Officer effective December 31, 1994. See "Settlement with Steven S. Weis."
(2) Includes shares subject to options granted under the Company's 1989 Stock Incentive Plan which are presently exercisable or which will become exercisable on or before April 11, 1995, as follows: Mr. Conte, 286,531; Mr. Wakefield, 119,882; Ms. Seim, 76,500; Dr. Lindheimer, 51,000; Mr. Fleischmann, 35,765; Dr. Shires, 30,000; Messrs. Dennis and Powers, 20,000; Mr. Thomas, 15,000; Mr. Laughlin, 152,000; and the group, 863,678. Also includes shares held in trust, for which an above listed person acts as trustee.
(3) In all cases except the group, the holdings represent less than 1% of the outstanding shares of common stock.

OTHER BENEFICIAL OWNERSHIP

                                   AMOUNT AND NATURE OF
     NAME AND ADDRESS(1)          BENEFICIAL OWNERSHIP(1)      PERCENT OF CLASS
     -------------------          -----------------------      ----------------
     Invesco M.I.M. PLC                3,709,775(2)                  8.5%
     11 Devonshire Square
     London, EC 2M 4YR
     England

     Goldman, Sachs & Co.              3,383,600(2)                  7.8%
     85 Broad Street
     New York, NY  10004

- ------------------
(1) Information based on Schedule 13G dated February 10, 1995, filed by the named owner.
(2) Shared voting power and shared investment power with respect to all such shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows the cash compensation paid by the Company, as well as certain other compensation paid or accrued, (i) to the Chief Executive Officer for his service in all executive capacities during 1992, the fiscal year in which he was appointed chief executive officer and during the fiscal years ending November 30, 1993 and 1994; and (ii) to each of the other four most highly compensated executive officers who were serving as executive officers on November 30, 1994, in all executive capacities in which they served during the fiscal years ending November 30, 1992, 1993 and 1994:

                            SUMMARY COMPENSATION TABLE


                                                                                   Long Term
                                                                                   Compensation
                                                       Annual Compensation           Awards
                                                       ---------------------       ------------
                                                                                   Securities     All
          Name and                                                                 Underlying     Other
          Principal                                                                Options/       Compen-
          Position                           Year      Salary ($)   Bonus ($)      SARs (#)       sation
          --------                           ----      ----------   ---------      --------       ----------

          Richard L. Conte,                  1994      750,000      237,500        100,000        218,802(7)
          Chief Executive                    1993      550,000      412,500        550,000(6)     223,844(7)
          Officer(1) and President           1992      456,246      150,000         50,000         31,469(8)

          James R. Laughlin,                 1994      400,000       50,000        105,000
          Executive Vice President of        1993      275,000      275,000        115,000
          the Company and                    1992      181,850                     100,000
          President--Transitional
          Hospitals Corporation(2)

          Kay E. Seim, Executive             1994      407,209 (9)                  30,000
          Vice President of the              1993      222,807       50,000        115,000
          Company and President--            1992       89,154       20,000        100,000
          U.S. Psychiatric Operations(3)

          David A. Wakefield,                1994      191,250(10)  191,250(10)     32,882
          Executive Vice President of        1993      150,000(10)  150,000(10)    155,000
          the Company and Chairman           1992      150,000(10)   23,000(10)
          --Priory Hospitals Group(4)

          Steven S. Weis(5)                  1994      275,000                      30,000        341,493(11)
                                             1993      243,577       50,000        115,000
                                             1992      219,950       25,000        100,000

- ---------------------------
(1)  Mr. Conte was appointed Chief Executive Officer on April 13, 1992.
(2) Prior to his appointment as an executive in May 1992, Mr. Laughlin received compensation as a consultant to the Company.
(3)  Ms. Seim rejoined the Company as an executive on June 29, 1992.
(4) Mr. Wakefield was not included as one of the most highly compensated executive officers in prior years based on the Company's interpretation of Commission regulations regarding overseas assignments. Mr. Wakefield is one of the named executive officers for 1994 because the results of operations of the United Kingdom Psychiatric Division have become more material to the consolidated operating results of the Company. Therefore, the Company's compensation to its chief executive in the United Kingdom can be expected to continue at comparable levels.

                                             Footnotes continued next page . . .

                                        8


Footnotes (Cont'd)

(5) Steven S. Weis resigned as Executive Vice President and Chief Financial Officer effective December 31, 1994. See "Settlement with Steven S. Weis."
(6) Includes options on 166,328 shares, which were repriced on January 29, 1993 in exchange for the forfeiture of options on 332,656 shares.
(7) Includes $54,930 and $56,528 in life insurance premiums paid by the Company on behalf of Mr. Conte in 1994 and 1993, respectively (see "Employment Contracts"), and $163,872 and $167,316 deferred compensation accrued for Mr. Conte in 1994 and 1993, respectively (see "Employment Contracts-- Retirement Benefits").
(8) Deferred compensation accrued for Mr. Conte. See "Employment Contracts-- Retirement Benefits."
(9)  Includes $49,458 paid in lieu of accrued vacation.
(10) Paid in currency of the U.K. Average exchange rates used during the 1994, 1993 and 1992 fiscal years were 1.53, 1.50 and 1.68, respectively.
(11) Paid or to be paid in connection with the resignation of Mr. Weis as follows: $275,000 severance pay; $34,064 accrued vacation; up to $5,635 relocation expenses; $19,513 net book value of Company car and $7,281 net book value of Company laptop and desk computers. See "Settlement with Steven S. Weis."






STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table contains information concerning the grant of stock options and tandem limited stock appreciation rights ("SARs") under the Company's 1989 Stock Incentive Plan to the named executives during the fiscal year ended November 30, 1994:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                       Potential
                                                                                  Realizable Value at
                                                                                    Assumed Annual
                                                                                 Rates of Stock Price
                                                                                     Appreciation
                                       Individual Grants                          for Option Term(4)
- ------------------------------------------------------------------------------  -----------------------
                       Number of       % of Total
                       Securities      Options/
                       Underlying      SARs
                       Options/        Granted to     Exercise
                       SARs            Employees      or Base      Expira-
                       Granted         in Fiscal      Price        tion
Name                   (#)(1)          Year           ($/Sh)       Date          5% ($)      10% ($)
- ----                   -------         -------        ------       -----        --------    ----------
Richard L. Conte       100,000            7.90        12.38        12/01/03      778,578     1,973,372

James R. Laughlin       30,000            2.40        12.38        12/01/03      233,573       592,012
                        75,000            5.90        17.00        1/28/04       801,848     2,032,350

Kay E. Seim             30,000            2.40        12.38        12/01/03      233,573       592,012

David A. Wakefield      30,000            2.40        12.38        12/01/03      233,573       592,012

Steven S. Weis          30,000(2)         2.40        12.38        12/31/95(3)    7,428        14,856

- -------------------
(1) All options vest 20% on the date of grant and on the first day of each of the following four fiscal years.
(2) Mr. Weis is entitled to exercise options on 12,000 of these shares, which is the amount vested on the effective date of his termination. See "Settlement with Steven S. Weis."
(3)  See "Settlement with Steven S. Weis."
(4) The Company makes no representation as to the likelihood that the assumed rates of appreciation will be achieved. Actual results may be less or greater than the amounts stated.

OPTION/SAR HOLDINGS

     The following table sets forth the number of shares of Common Stock acquired on exercise of options during the fiscal year ended November 30, 1994, and the number subject to outstanding stock options held by each of the named executives as of the end of that fiscal year. The closing price of the Company's common stock on the New York Stock Exchange on November 30, 1994 was $10.00.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES


                                            Number of Securities Underlying       Value of Unexercised,
                     Shares                    Unexercised Options/SARs         In-The-Money Options/SARs
                   Acquired on      Value         At Fiscal Year End            At Fiscal Year End($)(4)
    Name           Exercise(#) Realized($)(1) Exercisable(2) Unexercisable(3) Exercisable Unexercisable
    ----           ----------- -------------- -------------- ---------------- ----------- -------------
Richard L. Conte    160,000    1,245,004         189,796       350,204          0          15,000
James R. Laughlin     -0-         -0-             97,000       223,000          6,000       9,000
Kay E. Seim          45,500      358,312          36,500       163,000          6,000       9,000
David A. Wakefield    -0-         -0-             81,881       157,001          6,000       9,000
Steven S. Weis        -0-         -0-             82,000       163,000          6,000       9,000

- ------------------
(1) Represents the difference between the market value of the underlying securities at exercise minus the exercise or base price.
(2) Includes options on 189,796 shares for Mr. Conte; 85,000 shares for Mr. Laughlin; 24,000 shares for Ms. Seim; 69,881 shares for Mr. Wakefield; and 70,000 shares for Mr. Weis, which were not "in the money" as of November 30, 1994.
(3) Includes Converging Options on 100,000 shares for Mr. Conte and 75,000 shares for Messrs. Laughlin, Wakefield and Weis and Ms. Seim, which were not "in the money" as of November 30, 1994.
(4) Represents the difference between the closing price of the Company's common stock on November 30, 1994 as reported on the New York Stock Exchange and the exercise price of options that were "in the money" as of that date.


EMPLOYMENT CONTRACTS

     EMPLOYMENT CONTRACTS. The Company has entered into an employment contract with Mr. Conte, which provided (i) for the last seven months of fiscal 1992 and for fiscal 1993, an annual salary of $550,000, subject to annual review by the Board; (ii) an initial employment term ending November 30, 1996 and automatically extending for an additional year on each December 1 of the employment term; (iii) noncompetition, nondisclosure and nonsolicitation covenants; and (iv) payment by the Company of the cost of a life insurance policy for Mr. Conte with a death benefit of not less than $5,000,000. If employment terminates because of Mr. Conte's permanent disability as defined in the contract or if Mr. Conte terminates employment because of a breach of the contract by the Company or within one (1) year after a "change in control" of the Company as defined in the contract, he would be entitled to receive termination payments equal to his salary through the November 30 following the fourth anniversary of such termination and all other compensation and benefits due under the contract and his "Supplemental Retirement Agreement" (see "Retirement Benefits"); and in the case of termination because of a breach by the Company or a "change in control," after such termination, Mr. Conte would not be bound by the noncompetition, nondisclosure and nonsolicitation covenants. Further, all options, contingent bonuses and similar deferred benefits held by Mr. Conte immediately vest and become exercisable upon a change in control. Effective December 1, 1993, Mr. Conte's annual salary was increased to $750,000. See "Compensation Committee Report on Executive Compensation--Compensation of Chief Executive Officer."

     The Company also has entered into employment contracts with Ms. Seim and Mr. Wakefield which expire July 1, 1995 and July 30, 1995, respectively, and which automatically renew for additional one-year periods. Ms. Seim's contract provided for an annual salary of $200,000 and $225,000 for fiscal 1992 and 1993, respectively. Effective December 1, 1993 and April 15, 1994, Ms. Seim's annual salary was increased to $300,000 and $400,000, respectively. Mr. Wakefield's contract provided for an annual salary of L77,000 ($129,360) for July 31 through November 30, 1992. Effective December 1, 1992 and 1993, Mr. Wakefield's salary was increased to L100,000 ($150,000) and L125,000 ($191,250), respectively.
These contracts contain noncompetition, nondisclosure and nonsolicitation covenants. If Ms. Seim or Mr. Wakefield terminates employment within ninety
(90) days after a

"change in control" of the Company as defined in the agreements, she or he would be entitled to receive termination payments equal to two years' salary and would not be bound by the noncompetition, nondisclosure and nonsolicitation covenants after such termination. Mr. Weis had a similar employment contract with the Company which has been superseded by a Separation Agreement and General Release. See "Settlement with Steven S. Weis."

     RETIREMENT BENEFITS. In addition to his employment agreement, Mr. Conte, as of June 1, 1988, entered into a Supplemental Retirement Agreement with the Company pursuant to which he will become vested at the rate of 10% per year in deferred benefits equal to 9 1/2% of his compensation each year plus any amount by which the Company's authorized contributions for him to its profit sharing or any other employee benefit plan cannot be allocated to his account in the plan because the contribution exceeds limits imposed by the Internal Revenue Code of 1986 as amended. Interest will be credited annually to this accrued amount at a rate to be specified from time to time by the Company but at not less than 6% per annum. Distributions of the retirement benefits will be made in 20 equal annual installments commencing 60 days after the later of the executive's 55th birthday or the termination of his employment. During fiscal 1993, the Board of Directors authorized vesting of Mr. Conte's deferred benefits at the rate of 100%, which resulted in $167,316 accrued on behalf of Mr. Conte for that year and $163,872 for fiscal 1994. See "Summary Compensation Table."

SETTLEMENT WITH STEVEN S. WEIS

     Steven S. Weis resigned as Executive Vice President and Chief Financial Officer of the Company effective December 31, 1994. Mr. Weis and the Company have entered into an agreement which settles the rights and obligations of Mr. Weis and the Company with regard to his employment. Mr. Weis has released the Company from certain obligations related to his employment and remains subject to certain nondisclosure and nonsolicitation covenants, but he is no longer bound by the noncompetition covenant in his employment contract. The Company has agreed to pay Mr. Weis severance pay of $275,000, payable in 13 equal installments of $21,154 on each of the first 13 dates after December 30, 1994 on which the Company regularly pays its employees. In addition, the Company has paid Mr. Weis $34,064 for accrued but unused vacation time as of December 31, 1994 and has agreed to reimburse Mr. Weis up to $5,635 in connection with his relocation to either Los Angeles or Orange County, California at any time prior to December 30, 1995. The Company will continue to provide Mr. Weis with health insurance benefits through November 30, 1995, and thereafter, Mr. Weis will be eligible to purchase 18 months of continued health coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act. In addition, the Company transferred to Mr. Weis the Company automobile and laptop and desk computers that he had used as an employee, and the Company has accepted a grant deed to the real property in Las Vegas, Nevada, on which Mr. Weis had been constructing a residence in full satisfaction of sums advanced to him for the purchase thereof and has agreed to assume Mr. Weis' construction loan to complete the construction commenced thereon. See "Indebtedness of Management--Relocation Loans and Purchase of Equity." The Company believes that the fair market value of such real property is at least equal to the aggregate of the amounts advanced to Mr. Weis and to be paid by the Company under the construction loan. The Company also extended until December 31, 1995 the expiration date for options to purchase 18,000, 4,000, 12,000 and 80,000 shares of the Company's common stock at exercise prices of $9.50, $10.875, $12.375 and $14.625 per share, respectively, which options had been fully vested in Mr. Weis at the time his employment terminated. Nonvested options held by Mr. Weis terminated December 31, 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Powers, Dennis and Thomas and Dr. Shires have served on the Company's Compensation Committee during the last fiscal year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

     The Company's management compensation policies have been designed to encourage and reward substantial efforts to achieve its primary business goal, which is to be the preeminent provider of quality behavioral health and long-term critical care services wherever it operates. These policies must provide remuneration which (i) is competitive in the employment market so as to enable the Company to aggressively pursue and retain talented, experienced and entrepreneurial professionals capable of developing, operating and marketing a new business or new product lines while containing costs in an increasingly competitive and difficult health care environment; (ii) is comprehensive and consistent at all management levels so as to avoid arbitrary differences that historically hindered the Company's ability to retain higher caliber managers; and (iii) provides incentives that reward performance and encourage cooperative effort for the good of the Company as a whole and its stockholders.

     The Compensation Committee places heavy emphasis on incentives at all levels to implement these policies. As executive responsibility increases, the performance-based portion of compensation will also increase. Thus, basic salary and employment market considerations will give way to incentives measured both qualitatively and by the short- and long-term operating and investment results of the Company as a whole. The Committee strongly believes that this order of priorities enables the Company to respond competitively and relates compensation more directly to enhancement of shareholder value.

1994 ACHIEVEMENTS

     During 1994 the Company made further progress in its diversification strategy designed to reduce dependence on the inpatient U.S. psychiatric business while establishing and building businesses and product lines with higher growth potential. The Company further developed the continuum of care offered by its U.S. psychiatric division to offset negative trends in inpatient treatment by creating an integrated behavioral health delivery system; doubled the size and enhanced the profitability of its United Kingdom operations; and expanded and made profitable its new long-term critical care division, Transitional Hospitals Corporation (THC). Cost and staff reduction efforts were integral to these initiatives throughout all of the Company's U.S. operations and at its headquarters, where the Company consolidated its senior management team and created a centralized billing office as part of the corporate office relocation from Laguna hills, California and THC's relocation from Atlanta, Georgia to Las Vegas, Nevada. These moves resulted in 31 corporate and regional staff reductions during 1994 for a $2 million savings in salary and benefit expenses. A further reduction of approximately $500,000 was realized through additional staff reductions by the end of January 1995. This savings of more than $2.5 million was net of increases in officer salaries during January 1995.

     Compensation for 1994 was intended to reward Chief Executive Officer Richard L. Conte for his continuing direction of the Company's efforts to adapt the traditional psychiatric business to a new operating and reimbursement environment, while at the same time growing a new, long-term critical care business, expanding overseas operations, and containing expenses throughout the corporation. Compensation for the other executive offices and for all other levels of management provides strong incentives to assure that the Company continues on this course to achieve its goals which are to increase earnings by maintaining itself as a leading provider of behavioral health services in the U.S. and United Kingdom, and to develop the long-term critical care division. The Committee specifically recognized the following achievements in setting compensation without giving any of them specific weighting.

     - THC achieved significant and rapid revenue growth throughout 1994 and turned profitable for the first time in the fourth quarter, after incurring significant start-up costs earlier in the year due to expansion. Six new facilities were added in fiscal 1994 and divisional leadership was strengthened with the recruitment of a chief financial officer and two senior operations executives. THC has experienced rapid census growth, reflecting the success of its marketing efforts and acceptance within the medical community of THC as one of the two leading participants in the long-term critical care niche. The growth in new facilities and average daily census enabled the Company to generate the highest revenues in its history and record the first positive year-over-year comparison since 1991- despite an expansion slowdown due to temporary uncertainties surrounding a possible moratorium on future licensing of these facilities contained in certain national health reform proposals.

     - The U.S. psychiatric division successfully offset nationwide industry declines in length of patient stay and net revenue per patient day by increasing patient volume, principally through the continued development of its residential treatment and partial hospitalization and outpatient programs. Regional offices, which had been consolidated from nine to four during 1993, were further reduced to three in 1994. Hospital-level staffing reductions and other cost containment measures were implemented to ensure that the cost of delivering care appropriately reflected lower reimbursement levels for psychiatric care across the country. Physical assets were further maximized through selected hospital closures, conversions to long-term critical care, and asset sales.

     - The U.K. operations turned in their strongest financial performance in the division's 14-year history. Three new facilities were acquired and construction is nearing completion on its first hospital in Scotland. Net revenue per patient day is improving and the group has achieved major increases in admission and patient days.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Compensation of the Chief Executive Officer was based primarily on the foregoing achievements and comprised base salary, bonus and stock options. The base salary was based on an analysis of the remuneration of executives in businesses that are in direct competition with the Company for executive recruitment and retainment, but was not limited to the businesses forming the Company's peer group since the Company seeks executive talent from a broader pool of hospital and health care service companies than its operations represent. For example, medical/surgical hospital firms do not provide the same services as the Company does, yet the Company competes with them for the same executives. Therefore, compensation packages must be competitive to recruit and retain highly qualified individuals to lead the Company. Mr. Conte's base salary also reflects his dual function as the Company's president and chief operating officer since that position was vacated in October 1993.

     Although in January 1995 the Committee did not recommend a salary increase for Mr. Conte, it did recommend and the Board approved a cash bonus of $237,500 based on specific performance goals being met and an overall evaluation of Mr. Conte's performance. The Annual Management Incentive Plan adopted by the Board effective December 1, 1992 provided for cash bonuses as a function of pretax profit, quality of service and certain individual objectives for each executive. The Company's United Kingdom division achieved the maximum of its pretax performance goals and therefore warranted a 25% payment of his potential award to Mr. Conte (equal to 25% of his salary). Although the U.S. psychiatric division and THC did not meet their respective financial performance targets, the Board awarded a partial bonus (equal to 6.66% of Mr. Conte's salary) for his effort to greatly expand THC's revenue base.

     Stock options are an important part of the Long-Term Incentive Compensation Plan adopted effective December 1, 1993. Stock options relate Mr. Conte's total compensation directly to increases in shareholder value. The Committee evaluated options granted by other companies in the same business as the Company or with whom the Company would compete for executives. The Committee learned that Mr. Conte's option grants were not competitive with those of comparable executives in these other companies, and the Company wanted to incentivize
Mr. Conte by making his option grants more competitive. The Committee also wished to acknowledge Mr. Conte's dual role as chief executive and chief operating officer and to reflect his larger responsibilities by granting him more options relative to other executive officers. Therefore, on December 1, 1994, the Committee recommended and the Board agreed to issue new options on 100,000 shares to Mr. Conte at an option price of $9.875 per share, the closing price of the Company's stock on the New York Stock Exchange that day. These options vest 20% on the date of grant and 20% during each of the following four years.

EXECUTIVE COMPENSATION PLAN

     On January 29, 1993, the Board of Directors adopted an executive compensation plan, the key elements of which are: (i) SALARY- Base, salary, benefits and executive perquisites structured to be consistent with competitive market practices and decreasing as a proportion of total compensation as executive responsibility increases; (ii) CASH INCENTIVES- Incentives linked to short- and long-term performances, but weighted to the latter, which emphasize growth in shareholder value. These incentives will permit participating executives to earn significantly above competitive levels when their performances collectively and individually warrant it, but if performance standards are not met, these executives earn below competitive levels;
(iii) OPTIONS- Stock options that also are weighted toward long-term performance will promote efficient management and growth of the Company as a whole and will directly relate management and shareholder interests.

     This program provides for base salary, annual cash bonuses based on business unit and individual performance for the year, and long-term bonus and option incentive based on standards related to the overall performance of the Company. The annual cash bonus and long-term elements of the program are "at risk"--i.e., performance-based-- and are designed to link the interest of the executive with the overall success of the Company, or his or her part of it, and thus with the interests of shareholders. Total compensation for each CPC executive will be variable, but as indicated above, as executive responsibility increases, so too will the long- and short-term performance-based portion of compensation. Each of these plan components is discussed in greater detail below.

     BASE SALARY. Base salaries for executive officers are determined by evaluating both the responsibilities of their positions and their performance against competitive market remuneration. Also taken into consideration when establishing salary levels is the fact that the Company does not fund a pension plan or provide employees with other retirement funding, such as a company "match" for its 401(k) plan as most U.S. companies do. Furthermore, the Company's executive officers tend to have fewer staff resources than larger companies against which the Company competes to attract qualified executives.

     ANNUAL MANAGEMENT INCENTIVE PLAN: CASH BONUSES. Under the Annual Management Incentive Plan, all management-level personnel, to the level of hospital department directors, have an opportunity to earn cash bonuses. This plan has three performance categories: pretax profit, quality of service and individual objectives. Each category is measured in terms of minimum, target and maximum achievement standards. The Chief Executive Officer, executive officers and senior management are measured against Company-wide standards and other participants against individual and profit center standards. Incentives range from 10% to 50% of salary per target, as each target goal is achieved, but no incentive is earned unless the participant's profit center meets its minimum pretax profit goal, so that no individual is rewarded unless his or her group, or the Company, as the case may be, is financially successful.

     LONG-TERM INCENTIVE COMPENSATION PLAN: OPTIONS. The Long-Term Incentive Compensation Plan provides for incentive compensation in the form of cash and annual stock awards:

     (a) OPTION AWARDS. The Committee intends to review performance not less often than annually and as appropriate award stock options to selected managers. For 1994, stock options on 850,000 shares were awarded to approximately 200 employees. These options are priced at fair market value at the time of grant, vest 20% on date of grant and during each of the following four years, and will have maximum terms of ten years. The 1994 option awards shown in the foregoing tables (see "Summary Compensation Table" and "Option/
SAR Grants in Last Fiscal Year") were based on the performance described in this Report (see "1994 Achievements").

     (b) CONVERGING OPTIONS. On May 20, 1993 a special one-time award of premium-priced nonqualified options at an option price of $29.50 ($20.00 above the closing price of the Company's stock on the New York Stock Exchange on that date) was made to the following officers: Messrs. Conte, Laughlin, Wakefield and Ms. Seim and others. For each year during which the Company meets specific targets or increases total return to shareholders, the option price will decrease by $5.00 until the option price and the market price of the Company's stock converge. The option price will be fixed at the market price on the date of convergence, and options will then vest. Thus, the market price must improve above the convergence price before Company's participating executives can realize any gain. If the convergence does not occur during the first five years after grant of these options, the options will be cancelled. The Company met these targets for fiscal 1993 and the option price was lowered to $24.50. The Company did not meet these targets for fiscal 1994.

     LONG-TERM PERFORMANCE INCENTIVE PLAN. The final element of the Long-Term Incentive compensation Plan is a Long-Term Performance Incentive Plan ("LTPIP"). The LTPIP will measure executive performance over successive periods against certain financial targets applicable to each of the Company's business segments and strategic criteria established by the Committee. The first performance cycle is a two-year cycle that began with the 1994 fiscal years. Concurrently, a three-year performance cycle began so that after three years the executive will be participating in three separate performance cycles at the same time. Performance measures will be stated in terms of minimum, target and maximum achievement standards. Incentive opportunities will range from 40% to 50% of average base salary over the performance cycle for achievement of target goals, but no incentive can be earned unless the minimum financial goal is achieve.
The Company's chief executive officer has discretion to increase or decrease such award by up to 20% thereof. At the end of each performance cycle the incentive will be paid in cash, stock or a combination of cash and stock at the Committee's discretion.

$1 MILLION PAY CAP

     In 1993, the Internal Revenue Code was expanded to add section 162(m), which generally disallows a tax deduction for compensation paid to a company's senior executive officers in excess of $1 million per person in any year. Excluded from the $1 million limitation is compensation which meets preestablished, objective performance criteria or results from the exercise of stock options. While the Company does not presently have a specific policy with respect to qualifying compensation under this new section, the Company believes that compensation to the Company's executive officers resulting from the exercise of stock options will continue to be deductible. The Compensation Committee intends to establish a policy in the future with respect to section 162(m). However, the Company reserves the right to pay compensation to its executives from time to time that may not be tax deductible.

                                   THE COMPENSATION COMMITTEE

                                        DANA L. SHIRES, M.D.
                                        DAVID L. DENNIS
                                        ROBERT L. THOMAS

PERFORMANCE GRAPH

     This graph compares the five-year cumulative total investment return (including reinvestment of dividends) among the Company, the Standard & Poors ("S&P") 500 Index and the peer group, which consists of Ramsay Health Care Inc., Comprehensive Care Corporation, Charter Medical Corporation, National Medical Enterprises, Inc. (now Tenet Healthcare Corp.) and Vencor, Incorporated. This peer group is not identical to the group of companies used by the compensation committee for compensation comparisons, because it comprises companies (a) whose revenues and earnings derive primarily from the delivery of the same health care services as the Company's--i.e., psychiatric or long-term critical care services; (b) who compete in some markets directly with the Company for the same patients, referral and payor sources; and (c) whose facilities and treatment programs are subject to the same government regulations and reimbursement practices by private and public payors as the Company's. The companies used as a basis of comparison for establishing executive compensation may deliver services and derive the majority of their revenues and earnings from health care services different than the Company's--i.e., medical/ surgical hospitals care or nursing homes-but are considered competitors in the employment market for executive talent.

     National Medical Enterprises has divested its psychiatric hospital division and thus will not be included in the peer group in subsequent years. The elimination of NME reflects the difficulty of determining a peer group for the Company, as a number of former competitors have either exited the psychiatric business or greatly downsized their operations during the recent period of fundamental change and consolidation in the industry. Other competitors, such as Vendell, are not publicly traded, while Healthcare America, Inc. reported in March 1995 that it no longer meets the listing requirements of the American Stock Exchange. Healthcare America is the successor to Healthvest, a chain of psychiatric hospitals which declared bankruptcy in 1991.

     The Company's entry into the long-term critical care market to offset the deteriorating nationwide trends in the psychiatric business made it appropriate to add the major competitor in long-term critical care (Vencor) to the peer group in 1993. While Vencor's mature hospital base generated strong financial results and a stock price performance which improved the performance of the peer group in 1994, the Company's earnings and stock price suffered by comparison as significant start-up costs were incurred to develop a business similar to Vencor's. Nevertheless, Vencor's performance points to the longer-term potential of the Company's participation in this higher-growth business when its own hospitals mature and start-up costs are minimized.






                                     [GRAPH]






     ------------------------------------------------------------------------------------------
                                     1989        1990      1991      1992      1993      1994
     ------------------------------------------------------------------------------------------
     Community Psychiatric Centers    100.00      85.90     39.93     35.95     45.46     35.68
     ------------------------------------------------------------------------------------------
     S&P 500                          100.00      96.53    116.17    137.62    151.52    151.52
     ------------------------------------------------------------------------------------------
     Peer Group                       100.00     102.05     79.58     83.19     88.60    106.95
     ------------------------------------------------------------------------------------------

                                       16

                                  OTHER MATTERS

     At the time of this Proxy Statement, the only matters management intends to present at the meeting are those specified in the foregoing notice of meeting. Management is not aware of any other matters to be presented for action at the meeting; however, if any other matters come before the meeting, it is intended that the proxies shall be voted in respect thereto in accordance with the judgment of the persons voting the proxies.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Ernst & Young was the principal independent accountant for the fiscal year ended November 30, 1994. A representative of Ernst & Young is expected to attend the annual meeting of stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions. While Ernst & Young remains the Company's independent accountant, proposals from other accounting firms are being evaluated for the current fiscal year.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne in full by the Company, and in the event an insufficient number of proxies are received to constitute a quorum, there will be further solicitation of stockholders by mail, telephone or oral communication. The Company will also request brokerage houses and other nominees of fiduciaries to forward copies of its proxy material and annual report to beneficial owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so. The Company has retained Kissel-Blake, Inc. to assist in the solicitation of proxies for a fee of $6,000, plus out-of-pocket expenses. Any such further solicitation will be made by regular employees of the Company who will not receive additional compensation.

                  TIME FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholder proposals to be presented at the next annual meeting, which will take place on or about May 18, 1996, must be received by the Company for inclusion in its proxy statement not later than December 12, 1995, unless such meeting date is advanced by more than 30 calendar days or delayed by more than 90 calendar days, in which case such proposals must be received a reasonable time prior to mailing of the proxy statement as set forth in the notice of such change of meeting date.

                                  ANNUAL REPORT

     The Company's Annual Report on Form 10-K has been filed with the Securities and Exchange Commission. Copies of that report may be obtained by shareholders without charge by writing to Ms. Suzanne S. Hovdey, Community Psychiatric Centers, 6600 West Charleston Boulevard, Suite 118, Las Vegas, Nevada, 89102.

     The Company's Annual Report to Shareholders and Supplement thereto which has been mailed or distributed to shareholders of record through March 31, 1995 in advance of or simultaneously with this Proxy Statement contains all the information required to be included therein and in the 10-K Report as filed except that it omits certain exhibits and supplemental financial statements and schedules.

                          COMMUNITY PSYCHIATRIC CENTERS
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 18, 1995

   The undersigned hereby appoints Richard L. Conte, Ronald L. Ooley and
Julia L. Kopta, and each of them, the attorneys and proxies of the undersigned with full right of substitution to vote as designated on the reverse all the shares of COMMUNITY PSYCHIATRIC CENTERS common stock held of record by the undersigned on March 31, 1995 at the annual meeting of stockholders of the Corporation to be held on May 18, 1995 at 11:00 a.m., and at all adjournments thereof, with the same force and effect as the undersigned could do if personally present at the meeting.

   IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

   Management knows of no other matters which may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment on such matters. The proxies appointed may act by a majority of them present at the meeting or, if only one is present, by that one.


                PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY.


                                                                     ___________
                                                                     See Reverse
                                                                         Side
                                                                     ___________

                                                                    PLEASE MARK
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED               [X]   YOUR CHOICES
IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER.                LIKE THIS

________________
     COMMON

Management recommends a vote FOR both nominees:
                                                                 WITHHOLD
                                                  FOR            FOR BOTH
1. ELECTION OF TWO DIRECTORS to                   [ ]              [ ]
   serve until the annual meeting in
   1998 and until their successors are
   duly elected and qualified.

NOMINEES: Hartly Fleischmann, Jack H. Lindheimer, M.D.

To withhold authority to vote for either individual nominee write the name of the nominee on the space below:

___________________________________________________________









                                   Please sign exactly as name appears on stock
                                   certificates. When signing as attorney,
                                   executor, administrator, trustee, or guardian please give full title as such. If signer is a corporation, sign in full corporate name by authorized officer. Joint owners should each sign personally.
                                                                         _______



Signature(s)____________________________________________         Date___________